SUTHERLAND, ASBILL & BRENNAN, L.L.P.
                    ATLANTA * AUSTIN * NEW YORK * WASHINGTON

1275 PENNSYLVANIA AVENUE, N.W.                         TEL: (202) 383-0100
WASHINGTON, D.C. 20004-2404                            FAX: (202) 637-3593
FREDERICK R. BELLAMY

Direct Line: (202) 383-0120            February 24, 1997


VIA EDGARLINK
-------------

Board of Directors
M Fund, Inc.
River Park Center
205 S.E. Spokane Street
Portland, Oregon 97202


Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No.3 to the registration statement on Form N-1A for the M Fund, Inc. (File No. 33-95472). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN



                                        By: /s/ Frederick R. Bellamy
                                           -------------------------
                                                Frederick R. Bellamy